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                                                                   EXHIBIT 11.3

                          MEDICAL MANAGER CORPORATION
                                   PRO FORMA
                      BASIC AND DILUTED EARNINGS PER SHARE
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                         PRO FORMA
                                                                                        NINE MONTHS
                                                                                           ENDED
                                                                                    SEPTEMBER 30, 1997
                                                                                    ------------------

Net Income                                                                                     $ 7,296
                                                                                    ==================
BASIC EARNINGS PER SHARE:
------------------------------------------------

Weighted average common shares outstanding                                                      19,734
                                                                                    ==================

Basic earnings per share                                                                       $  0.37
                                                                                    ==================

DILUTED EARNINGS PER SHARE:
------------------------------------------------

Weighted average common shares outstanding                                                      19,734
Common equivalent shares:
           Stock awards                                                                              1
           Stock options                                                                           306
                                                                                    ------------------
Diluted shares                                                                                  20,041
                                                                                    ==================

Diluted earnings per share                                                                     $  0.36
                                                                                    ==================
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